                                                                          EX-4.1

                             TERMINATION AGREEMENT

     The undersigned, constituting all of the parties to that certain Shareholders Agreement by and among Brightpoint India Private Limited, a company organized under the laws of India, Brightpoint Holdings B.V., a company organized and existing under the laws of the Netherlands ("Brightpoint") and Persequor Limited, a company incorporated in the British Virgin Islands, dated as of November 1, 2003, as amended (the "Shareholders Agreement"), in accordance with Section 11(a) of the Shareholders Agreement, hereby agree that in connection with that certain Stock Purchase Agreement by and between Brightpoint and John Alexander Du Plessis Currie, the sole shareholder of Persequor Limited, effective as January 1, 2006, the Shareholders Agreement (including any provisions thereof which by their terms survive termination of the Shareholders Agreement) is hereby terminated, effective as of January 1, 2006 (the "Termination Effective Date") and shall be of no further force or effect, and each of the undersigned unconditionally releases each other party to the Shareholders Agreement as of the Termination Effective Date with respect to any obligation or liability arising in connection with the Shareholders Agreement.

     The internal law, without regard to conflicts of laws principles, of the State of Indiana will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Termination Agreement as of the 23rd day of February 2006, to be effective as of January 1, 2006.

                                        BRIGHTPOINT HOLDINGS B.V.


                                        By: /s/ STEVEN E. FIVEL
                                            ------------------------------------
                                        Printed: STEVEN E. FIVEL
                                        Title: Director


                                        BRIGHTPOINT INDIA PRIVATE LIMITED


                                        By: /s/ Steven E. Fivel
                                            ------------------------------------
                                        Printed: Steven E. Fivel
                                        Title: Director


                                        PERSEQUOR LIMITED


                                        By: /s/ J. A. CURRIE
                                            ------------------------------------
                                        Printed: J. A. CURRIE
                                        Title: CHAIRMAN